SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 17, 1999

                             EQUIVEST FINANCE, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                       333-29015                     59-2346270
 (State or other                  (Commission                 (I.R.S. Employer
  jurisdiction                    File Number)               Identification No.)
of incorporation)

        100 NORTHFIELD STREET
        GREENWICH, CONNECTICUT                                      06830
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (315) 422-9088

                      INFORMATION TO BE INCLUDED IN REPORT

Item 1. Changes in Control of Registrant

            Not Applicable.

Item 2. Acquisition or Disposition of Assets

            Not Applicable.

Item 3. Bankruptcy or Receivership

            Not Applicable.

Item 4. Changes in Registrant's Certifying Accountant

            Not Applicable.

Item 5. Other Events

            Press Release

                               EQUIVEST ANNOUNCES
                      COMPLETION OF PEPPERTREE ACQUISITION

      Greenwich, Connecticut, November 17, 1999, Equivest Finance, Inc. (NASD:EQUI) announced today that it has completed the previously announced agreement in principle to acquire by merger Peppertree Resorts, Ltd. of Asheville, North Carolina. Peppertree's 15 vacation ownership resorts are located in Virginia, North Carolina, South Carolina, Tennessee, Missouri and Wisconsin. These resorts, together with Peppertree's approximately 50,000 owner families, have now joined the Equivest Family of Resorts. With completion of this transaction, Equivest now has a resort within 2-3 hours driving distance of most major cities on the East Coast of the U.S.

      The combined company will have approximately 2,200 employees, and total assets of more than $400 million. Taken together, the two companies have had more than $118 million in combined revenues for the nine months ended September 30, 1999.

      As a result of the transaction, Peppertree has become a 100% subsidiary of Equivest. Peppertree will maintain its offices in Asheville. Mr. Wayne Kinser, Peppertree's former President and controlling stockholder, will join Equivest's board of directors, as well as continuing to assist the company with transition matters and strategic issues as a senior consultant.

      Peppertree had approximately $113 million in assets and approximately $15 million in net worth as of September 30, 1999, compared with Equivest's assets of $286 million and net worth of $63 million at that date. For the nine months ended September 30, 1999, Peppertree reported revenues of approximately $53 million, total VOI sales of approximately $38 million, and unaudited net income (after certain one-time adjustments) of approximately $2.6 million. For the same period, Equivest had revenues of $66 million, total VOI sales of $28 million and net income of $7.3 million. Equivest recently reported a 120% increase in earnings per share for the quarter ended September 30, 1999 compared with the comparable period in 1998, and a 136% increase in net income over the prior year period on a revenue increase of 243%.


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

      Equivest will pay a total consideration of $17.6 million in cash, less certain escrows and holdbacks for contingencies, and $16.9 million in stock. Of these amounts, $.6 million in cash and $2.9 million in stock will be paid on June 30, 2000. At the closing the sellers were issued approximately 2.4 million shares of common stock at a price of $5.83 per share, representing the volume weighted average price for the 20 trading days preceding the fifth business day prior to the closing. The additional $2.9 million in stock to be issued on June 30, 2000 will be priced at the volume weighted average price for the 20 trading days prior to that date.

      In addition to Peppertree's 15 resorts, Equivest acquired approximately $77 million in performing consumer receivables relating to the purchase of VOI's in Peppertree resorts or points in the Peppertree Vacation Club, and more than $19 million in VOI inventory at book value. In addition, as part of the transaction Equivest will be acquiring the 275 room Holiday Inn SunSpree resort and more than 90 acres of land adjacent to downtown Asheville subject to obtaining certain approvals and consents. Peppertree has been operating a point-based vacation club since 1997, and Equivest plans to phase its resorts into a point-based system utilizing the Peppertree experience as a base.

      The acquisition of Peppertree marks the third major acquisition for Equivest since August of 1998, when it acquired Eastern Resorts Corporation of Rhode Island. The Equivest Family of Resorts now includes 29 properties located on the East and Gulf coasts of the U.S. The Peppertree properties include exciting new destinations such as the Outer Banks and Blue Ridge Mountains of North Carolina, Williamsburg, VA, Myrtle Beach, SC, Branson, MO, Gatlinburg, TN, and Wisconsin Dells, WI, as well as land for future developments in the Outer Banks, Myrtle Beach and Hilton Head, SC. The existing Equivest destinations include Newport, RI, Jiminy Peak, MA., Ocean City, MD, St. Augustine, FL, New Orleans, LA, and St. Thomas, USVI., as well as a resort site in Washington DC where construction will begin in 2000.

      Richard C. Breeden, Chairman, President and Chief Executive Officer of Equivest said: "We are delighted to complete the Peppertree merger on schedule, and we look forward with great enthusiasm to the prospects that result from joining our two companies. We welcome a tremendous group of employees from Peppertree who are joining the Equivest team, and we believe that the new company's nearly 100,000 owners and finance customers will find us an even better source of high quality, fun, family-oriented vacations than they have in the past. With nearly a half billion dollars in assets, we will also have the ability to expand our efforts to redefine the traditional marketing of vacation-ownership product and to take advantage of the new e-commerce technologies that can increasingly let us put the world at the fingertips of our owners. We strongly believe that the Peppertree team will help us build an even better company for the future."

      Bank of America Securities served as exclusive financial advisor to Equivest, and


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

financing for the transaction was provided to Equivest by the Bank of America, N.A.

      Certain statements in this press release are forward-looking. These may be identified by the use of forward-looking words or phrases such as "believe," "expect," "anticipate," "should," "planned," "estimated," and "potential." These forward-looking statements are based on the Company's current expectations. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. In order to comply with the terms of the safe harbor, the Company notes that a variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. The risks and uncertainties that may affect the operations, performance, development, and results of the Company's businesses include a downturn in the real estate cycle, lack of available qualified prospects to tour the Company's resorts, competition from other developers, lack of appropriate sites for future developments, failure to complete construction in a timely and cost-efficient manner, or other factors which result in lower sales of vacation ownership interests, possible financial difficulties of one or more of the developers with whom the Company does business, including the risk of carrying non-performing assets or losses if defaulted loans prove to have insufficient collateral backing, fluctuations in interest rates, prepayments by consumers of indebtedness, inability of developers to honor replacement obligations for defaulted consumer notes, and competition from organizations with greater financial resources.

For Information Contact:

Gerald L. Klaben, Jr., Equivest Chief Financial Officer (203) 618-0065

Stephanie Smith, Peppertree Communications Director (828) 254-8991

Item 6. Resignation of Registrant's Directors

            Not Applicable.

Item 7. Financial Statements and Exhibits

            Not Applicable.

Item 8. Change in Fiscal Year

            Not Applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S

            Not Applicable.


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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EQUIVEST FINANCE, INC.


Date: November 18, 1999       By: /s/ Gerald L. Klaben, Jr.
                              -------------------------------------------------
                              Gerald L. Klaben, Jr.
                              Senior Vice President and Chief Financial Officer


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